                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-34824
                    4 3/4% Convertible Senior Notes due 2007 CUSIP No. 65332VAR4





                           NEXTEL COMMUNICATIONS, INC.


                  PROSPECTUS SUPPLEMENT DATED OCTOBER 25, 2000
                       TO PROSPECTUS DATED APRIL 24, 2000

         The selling stockholders table on pages 19-22 of the prospectus, as amended, is hereby further amended to update the information regarding the following entity in the prospectus and its respective amount of 4 3/4% convertible senior notes due 2007.

                                                   CONVERTIBLE NOTES                         COMMON STOCK
                                                   -----------------                         ------------

                                             PRINCIPAL           PRINCIPAL
                                             AMOUNT OF           AMOUNT OF                                NUMBER OF
                                            CONVERTIBLE         CONVERTIBLE           NUMBER OF            SHARES
NAME OF SELLING STOCKHOLDER                 NOTES OWNED        NOTES OFFERED        SHARES OWNED           OFFERED
---------------------------                 -----------        -------------        ------------           -------
Merrill Lynch International Ltd. (1)        $20,000,000         $20,000,000              -0-                 -0-






(1) This entity and/or its affiliates have provided, and may from time to time provide, investment banking services to us, including, among other things, acting as lead and/or co-manager with respect to offerings of debt and equity securities.